Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA REPORTS FIRST QUARTER RESULTS

ADDISON, Texas, May 8, 2007 – Concentra Operating Corporation (“Concentra Operating” or the “Company”) today announced its results for the first quarter ended March 31, 2007. Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) grew by 15% in the quarter to $44,990,000 from $39,011,000, which was reported for the same period in 2006. Concentra Operating computes Adjusted EBITDA in the manner prescribed by its bond indentures, and a reconciliation of Adjusted EBITDA to net income is provided within this press release.

For the first quarter, the Company reported that revenue for the quarter increased 6% to $248,911,000 from $234,180,000 in the year-earlier period. Operating income was $25,148,000 in the first quarter, reflecting a 13% increase from $22,192,000 reported in the same period last year. Income from continuing operations increased 28% to $7,988,000 in the first quarter of 2007 from $6,251,000 in the year-earlier period. Net income, including loss from discontinued operations, declined 6% in the first quarter to $5,504,000 from $5,834,000 in the first quarter of 2006.

The Company also announced that its parent, Concentra Inc. (“Concentra”), plans to separate its two remaining principal operating segments – Health Services and Network Services – into two companies. As a part of the separation plan, Concentra Operating has formed a new wholly owned subsidiary, Viant Holdings, Inc. (“Viant”), which will acquire and independently operate Concentra’s Group Health Network Services business. Concentra will distribute to its shareholders the common shares of Viant to accomplish the separation. Daniel J. Thomas, the current President and Chief Executive Officer of Concentra, will lead Viant as its Chief Executive Officer and Thomas J. Bartlett will serve as its President.

In connection with the separation plan, Concentra Operating will be merged with and into Concentra, which will then continue as the parent company for its Health Services business. Concentra also will retain its Auto Injury Solutions business. In addition to its other existing senior officers, Concentra will be led by James M. Greenwood, who will become its Chief Executive Officer, and W. Keith Newton, who will be President and Chief Operating Officer. Daniel J. Thomas will serve as Non-executive Chairman of the Board of Concentra.

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Concentra Reports First Quarter Results

May 8, 2007

Commenting on the first quarter results, Daniel J. Thomas, Concentra’s President and Chief Executive Officer, said, “We are pleased with our strong first quarter results, particularly those provided by our health services business, which contributed significantly to the increases we experienced in both revenues and earnings. A higher-than-anticipated level of workers’ compensation-related care, together with other initiatives, helped produce a solid performance for this division. These results reflect a good start to the new year, especially in light of the recent sale of our workers’ compensation managed care services business units and the proposed corporate restructuring. I am very proud of the dedication and focus demonstrated by my Concentra colleagues. I look forward to maintaining the momentum generated during the first quarter and continuing the Company’s progress throughout 2007.”

In early April, Concentra Operating announced that it had completed the sale of its workers’ compensation managed care services business units to Maryland-based Coventry Health Care, Inc. for $387,500,000. The transaction resulted in net after-tax proceeds to Concentra Operating of approximately $273,263,000, of which $260,312,000 was used to prepay a portion of its senior-term indebtedness. Following this prepayment, Concentra Operating has $204,660,000 of senior term indebtedness outstanding.

Concentra Operating completed the first quarter of 2007 with $89,080,000 in unrestricted cash and investments and no outstanding borrowings under its revolving credit facility. The Company also currently anticipates it will not be required to remit income taxes incurred on its gain related to the Coventry transaction until September. Concentra’s days sales outstanding were 50 as compared to 52 in the same period last year.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is dedicated to improving the quality of life by making healthcare accessible and affordable. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services that include employment-related injury and occupational healthcare, urgent care services, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations and other cost containment services. Concentra provides its services to approximately 220,000 employer locations and more than 1,500 insurance companies, group health plans, third-party administrators and other healthcare payors. The Company currently has 312 health centers located in 40 states.

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Concentra Reports First Quarter Results

May 8, 2007

A public, listen-only simulcast of Concentra’s first quarter conference call will begin at 9:00 a.m. Eastern Time tomorrow (May 9, 2007) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through June 9, 2007.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in nationwide employment and injury rate trends; operational, financing and strategic risks related to the Company’s capital structure, acquisitions, separation transactions and growth strategy; the adverse effects of litigation judgments or settlements; interruption in its data processing capabilities; the potential adverse impact of governmental regulation on the Company’s operations; competitive pressures; adverse changes in market pricing, demand and other conditions relating to the Company’s services; possible fluctuations in quarterly and annual operations; and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Reports First Quarter Results

May 8, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended March 31,
	2007	2006
REVENUE:
Health Services	$199,249	$184,083
Network Services	49,662	50,097

Total revenue	248,911	234,180

COST OF SERVICES:
Health Services	161,801	153,365
Network Services	23,965	22,283

Total cost of services	185,766	175,648

Total gross profit	63,145	58,532

General and administrative expenses	36,293	35,083
Amortization of intangibles	1,705	1,257

Operating income	25,147	22,192

Interest expense, net	10,855	11,358
(Gain) loss on fair value of economic hedges	80	(265)
Other, net	1,238	1,156

Income before income taxes	12,974	9,943
Provision for income taxes	4,986	3,692

Income from continuing operations	7,988	6,251
Loss from discontinued operations	2,484	417

Net income	$5,504	$5,834

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Concentra Reports First Quarter Results

May 8, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2007	December 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$22,687	$46,639
Short-term investments	66,393	55,257
Restricted cash and short-term investments	6,617	4,281
Accounts receivable, net	138,376	183,685
Prepaid expenses and other current assets	44,395	44,367
Assets held for sale	59,271	—

Total current assets	337,739	334,229

PROPERTY AND EQUIPMENT, NET	115,485	132,102

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	574,918	638,224

RESTRICTED LONG-TERM INVESTMENTS	2,041	2,008

OTHER ASSETS	27,368	27,158

ASSETS HELD FOR SALE	82,867	—

	$1,140,418	$1,133,721

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	526	611
Accounts payable and accrued expenses	136,378	179,772
Liabilities held for sale	42,641	—

Total current liabilities	179,545	180,383

LONG-TERM DEBT, NET	800,122	800,339

DEFERRED INCOME TAXES AND OTHER LIABILITIES	94,998	101,768

LIABILITIES HELD FOR SALE	6,676	—

STOCKHOLDER’S EQUITY	59,077	51,231

	$1,140,418	$1,133,721

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Concentra Reports First Quarter Results

May 8, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2007	2006
OPERATING ACTIVITIES:
Net income	$5,504	$5,834
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	7,846	9,636
Amortization of intangibles	1,705	1,354
Restricted stock amortization and equity-based compensation	1,942	2,105
(Gain) loss on change in fair value of economic hedges	80	(265)
Deferred income taxes	2,679	3,375
Loss on disposal of fixed assets	82	3
Changes in assets and liabilities:
Accounts receivable, net	(10,895)	(11,693)
Prepaid expenses and other assets	(6,665)	(6,061)
Accounts payable and accrued expenses	1,418	(5,976)

Net cash (used in) provided by operating activities	3,696	(1,688)

INVESTING ACTIVITIES:
Purchases of unrestricted short-term investments	(66,136)	—
Purchases of property, equipment and other assets	(9,099)	(10,769)
Acquisitions, net of cash acquired	(4,301)	(2,679)
Sales of unrestricted short-term investments	55,000	—

Net cash used in investing activities	(24,536)	(13,448)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facilities, net	—	—
Distributions to minority interests	(2,973)	(1,113)
Repayments of debt	(139)	(3,042)
Payment of deferred financing costs	—	(46)
Contribution from the issuance of common stock by parent	—	112
Tax benefit associated with stock options exercised	—	27

Net cash used in financing activities	(3,112)	(4,062)

NET INCREASE (DECREASE) IN CASH	(23,952)	(19,198)
CASH, BEGINNING OF PERIOD	46,639	65,057

CASH, END OF PERIOD	$22,687	$45,859

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Concentra Reports First Quarter Results

May 8, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2007	2006

Net income	$5,504	$5,834

Provision for income taxes	4,986	3,692
Interest expense, net	10,855	11,358
Depreciation expense	7,423	7,601
Amortization of intangibles	1,705	1,257
Amortization of equity-based compensation	1,954	2,031

EBITDA	32,427	31,773

(Gain) loss on fair value of hedging arrangements	80	(265)
Loss on sale of assets	2,932	—
Transaction costs	3,305	—
Discontinued operations – provision for income taxes	912	205
Discontinued operations – interest expense, net	5,008	5,268
Discontinued operations – depreciation expense	423	2,035
Discontinued operations – amortization of intangibles	86	97
Discontinued operations – amortization of equity-based compensation	(12)	74
Minority share of depreciation, amortization and interest	(171)	(176)

Adjusted EBITDA	$44,990	$39,011

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization ("Adjusted EBITDA") have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% senior subordinated notes and 9.125% senior subordinated notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been prepared in accordance with the requirements of the indenture that relates to its 9.5% senior subordinated notes and 9.125% senior subordinated notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles ("GAAP"). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Reports First Quarter Results

May 8, 2007

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to enhance disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended March 31,
	2007	2006
Health centers at period end	311	301
Total visits to health centers	1,820,015	1,764,999
Injury-related visits %	45.5%	46.0%
Center revenue (in thousands) [a]	$168,206	$156,915

Same-center performance [b]:
Visits per business day growth	0.5%	4.7%
Change in revenue per visit	3.7%	(0.9%)
Revenue per business day growth	4.1%	3.7%

Notes:

[a]	Excludes diversified services and our Auto Injury Solutions business.

[b]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated, excluding centers affected by the consolidation of acquired centers.

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